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                                                                      EXHIBIT 23

                   REPORT AND CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Rock-Tenn Company of our report dated October 20, 1998, included in the 1998 Annual Report to Shareholders of Rock-Tenn Company.

     Our audits also include the financial statement schedule of Rock-Tenn Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent (a) to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, the Rock-Tenn Company 1989 Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan, and the Registration Statement (Form S-3 No. 33-93934) of Rock-Tenn Company of our report dated October 20, 1998, with respect to the consolidated financial statements incorporated herein by reference; and (b) to the use of our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended September 30, 1998, and our report dated November 23, 1998, with respect to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan filed as an Exhibit to this Annual Report (Form 10-K) for the year ended September 30, 1998.

                                                  ERNST & YOUNG LLP

Atlanta Georgia
December 15, 1998

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